Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Uniroyal Global Engineered Products, Inc. (the “Company” or “Uniroyal Global”) on Form 10-K for the period ending January 3, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Howard R. Curd, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 1, 2021	/s/ Howard R. Curd
Howard R. Curd
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Uniroyal Global Engineered Products, Inc. and will be retained by Uniroyal Global Engineered Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification has not been, and shall not be deemed to be, filed with the Securities and Exchange Commission.